Exhibit 99.1

NMS Communications Announces Financial Results for the First Quarter Ended March 31, 2004

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--April 12, 2004--

     Company Reports 5th Sequential Growth Quarter and Net Income for the First Quarter

     NMS Communications (NASDAQ: NMSS), provider of communications technologies and solutions for next-generation enhanced communications services and efficient networks, today announced results for the first quarter ended March 31, 2004.
     Total revenues for the first quarter of 2004 were $24.4 million compared to $20.8 million for the corresponding quarter in 2003, an increase of 17%, and compared to $23.5 million in the fourth quarter of 2003, an increase of 4%. Net income for the first quarter was $0.6 million or $0.02 per share, compared to a net loss of $11.6 million or ($0.32) per share reported for the first quarter of 2003. Included in the first quarter loss for 2003 were restructuring charges of $0.9 million.
     During the first quarter, the Company completed the sale of 9.2 million shares of common stock through an underwritten public offering, yielding net proceeds of $49.6 million. Additionally, the Company repurchased $13.2 million of convertible debt during the quarter, bringing the remaining balance to $44.5 million as of March 31, 2004. The cash and cash equivalents balance on March 31, 2004 was $100.5 million compared to $59.9 million at the close of the previous quarter.

     Business Perspective

     "This was a solid quarter for NMS. Based on continued improvement in our core business, we reported our 5th sequential growth quarter. We also exceeded our target of operating profit breakeven and had positive net income for the quarter," said Bob Schechter, NMS Communications' chairman and CEO. "Our new product initiatives, in the areas of mobile services delivery and radio access network optimization, continue to progress well and remain on track to begin to contribute to revenue in the second half of the year.
     "Our core business growth reflected gains in wireless services and messaging, new design wins from the first half of 2003 now coming to market, new channels recruited in the last year, and the strong performance of our international business," said Schechter.
     "In summary, we have restored our company to profitable operations based on our core businesses. In our new business initiatives, we are competing effectively in proposals that target specific operator spending plans in areas that provide significant ROI based on deployment of new services as well as cost reduction. We expect to see early revenues from these initiatives in the second half of the year. And, importantly, we have continued to manage our balance sheet effectively, maintaining excellent DSO and inventory turns metrics, reducing debt and ensuring we have the capital in place to execute our plan aggressively," Schechter concluded.

     NMS Conference Call Web Cast

     NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the First Quarter 2004 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

     About NMS Communications

     NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions, enabling new enhanced services and efficient networks that help our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

     Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

     NMS Communications is a trademark of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.


                               NMS COMMUNICATIONS
                      Consolidated Statements of Operations
                        (In $000's except per share data)
                                   (Unaudited)

                                                For the Three
                                                 Months Ended
                                                   March 31,

                                                2004      2003

Revenues                                       $24,379   $20,812

Cost of revenues                                 8,822    10,885

Gross profit                                    15,557     9,927
                                                    64%       48%
Operating expenses:
   Selling, general and administrative           8,090    11,207
   Research and development                      5,961     8,756
   Restructuring and other charges                   -       887
        Total operating expenses                14,051    20,850

Operating income (loss)                          1,506   (10,923)

Other expense, net                                (838)     (735)

Income (loss) before income taxes                  668   (11,658)

   Income tax (benefit) expense                     25       (74)

Net income (loss)                                 $643  $(11,584)


  Basic earnings (loss) per common share         $0.02    $(0.32)

  Weighted average basic shares outstanding     38,340    36,203

  Fully diluted earnings (loss) per common
   share                                         $0.02    $(0.32)

  Weighted average fully diluted shares
   outstanding                                  41,252    36,203


                               NMS COMMUNICATIONS
                      Condensed Consolidated Balance Sheet
                                    (In $000)


                                             March 31,    December 31,
                                                  2004           2003
                   ASSETS
Current assets:
     Cash and cash equivalents                $100,546        $59,917
     Accounts receivable, net of allowance
      for uncollectable accounts of
      $928 and $995, respectively                8,835          9,254
     Inventories                                 2,778          3,193
     Prepaid expenses and other current
      assets                                     4,643          4,598
         Total current assets                  116,802         76,962

Property and equipment, net of accumulated
 depreciation and amortization of $29,472
 and $28,745, respectively                       6,810          7,219
Other long-term assets                           1,911          2,147
Total assets                                  $125,523        $86,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                $4,795         $4,692
Accrued expenses and other liabilities          14,061         13,656
Current liabilities                             18,856         18,348

Long-term obligations, less current portion     44,542         57,742

Stockholders' equity                            62,125         10,238
Total liabilities and stockholders' equity    $125,523        $86,328


    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             William B. Gerraughty, Jr., 508-271-1209
             Bill_Gerraughty@nmss.com